UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

The information in this Form 8-K is being furnished and shall not be deemed  “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.05 Costs Associated with Exit or Disposal Activities

Haynes International, Inc. (the “Company”) announced on May 2, 2016 its decision to expand and streamline its distribution footprint by investing in new plant and equipment at its processing facility located in LaPorte, Indiana.  In connection with the expansion, the Company announced its plan to relocate its service center operations in Lebanon, Indiana to LaPorte.  The project is expected to begin in the fourth quarter of calendar 2016 and be completed by the end of calendar 2017. The new facility will further expand the Company’s operations in LaPorte, which commenced with the acquisition of the assets of LaPorte Custom Metal Processing, LLC in January 2015.  Combining these locations represents an important step in streamlining product flow, reducing transportation costs and improving production yields and profitability.  The Company expects this action to lead to a more efficient operation and allow the Company to better service its customers.  The Company also announced its decision to close its branch office in India, which territory the Company determined would be better served by use of independent sales representatives.  The Lebanon relocation and India office closure are part of the Company’s ongoing evaluation designed to rationalize and drive greater efficiency in connection with management of its global footprint and value-add distribution strategy.

Costs associated with the project are estimated to consist of approximately $1.8 million to $2.5 million relating to equipment relocation and approximately $0.5 million to $1.1 million in other costs, including one-time termination benefits, relocation expenses and contract termination costs, for a total of approximately $2.3 million to $3.6 million in total costs relating to the move, all of which are expected to result in future cash expenditures.  A portion of these costs will be recorded as a one-time charge in the third quarter of fiscal 2016, and a portion will be recorded as incurred over the project period.

Item 9.01. Financial Statements and Exhibits

99.1                                    Haynes International, Inc. press release, dated May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: May 2, 2016	By:	/s/ Janice Gunst
Janice Gunst
Vice President — General Counsel